Exhibit 10.11

AMENDMENT NO. 1

TO

SECURITIES SUBSCRIPTION AGREEMENT

September 30, 2026

This Amendment No. 1 to the Securities Subscription Agreement (this “Amendment”) is entered into by and between American Ventures Acquisition Corp. I, a Florida corporation (the “Company”), and American Ventures Sponsor I LLC, a Florida limited liability company (the “Subscriber“). The Company and the Subscriber are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Securities Subscription Agreement, dated as of January 26, 2026 (the “Agreement”), pursuant to which the Subscriber subscribed for and purchased 23,000,000 shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock” and such shares, the “Founder Shares”), for an aggregate purchase price of $25,000, of which up to 3,000,000 Founder Shares were subject to forfeiture in connection with the exercise of the Over-allotment Option as set forth in Section 3 of the Agreement.

WHEREAS, the Parties wish to amend the Agreement to provide that no Founder Shares shall be forfeited if the underwriters of the IPO do not fully exercise their over-allotment option.

WHEREAS, Section 6.4 of the Agreement provides that the Agreement may be amended by a written agreement executed by all of the Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

2.1 Preamble. The Preamble of the Agreement is hereby amended and restated in its entirety as follows:

“American Ventures Acquisition Corp. I, a Florida corporation (the “Company”), is pleased to accept the offer American Ventures Sponsor I LLC, a Florida limited liability company (the “Subscriber”) has made to subscribe for 23,000,000 shares of the Company’s Class B common stock (the “Founder Shares”), $0.0001 par value per share (the “Class B Common Stock”). For the purposes of this Agreement, references to “Common Stock” are to, collectively, the Class B Common Stock and the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”). Pursuant to the Company’s articles of incorporation, as amended to the date hereof (the “Charter”), shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth in the Charter. Unless the context otherwise requires, as used herein “Securities” shall refer to the Founder Shares and shall be deemed to include any shares of Class A Common Stock issued upon conversion of the Founder Shares. The Company is contemplating a proposed initial public offering (“IPO”) pursuant to the registration statement on Form S-1 (File Number: 333-296656) (the “Registration Statement”). The terms (this “Agreement”) on which the Company is willing to sell the Founder Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Founder Shares, are as follows:”

2.2 Section 3 (Forfeiture of Shares). Section 3 of the Agreement (including Sections 3.1, 3.2 and 3.3 thereof) is hereby deleted in its entirety and replaced with the following:

“3. [Reserved].”

2.4 Section 5.3 (Additional Founder Shares or Substituted Securities). Section 5.3 of the Agreement is hereby amended and restated in its entirety as follows:

“5.3 Additional Founder Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5 or into which such Securities thereby become convertible shall immediately be subject to this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5.”

3. Miscellaneous.

3.1 Effect of Amendment. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. From and after the date hereof, all references to the Agreement shall mean the Agreement as amended by this Amendment.

3.2 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

3.3 Counterparts; This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and signatures delivered electronically shall be effective as originals.

3.4 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Amendment and return it to us.

Very truly yours,

AMERICAN VENTURES ACQUISITION CORP. I

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Executive Officer

AMERICAN VENTURES SPONSOR I LLC

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

[Signature Page to Amendment No. 1 to Securities Subscription Agreement]

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